                                    EXHIBIT 28

                            FORM OF NOTICE AND PROXY
                        CARD FOR SHAREHOLDERS' MEETINGS.

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                          RIO GRANDE BANCSHARES, INC.

                         NOTICE OF SHAREHOLDERS' MEETING
                         TO BE HELD ON JANUARY 30, 1998

     NOTICE IS HEREBY GIVEN that a Meeting of Shareholders of Rio Grande Bancshares, Inc. ("Bancorp") will be held at Bancorp's offices located at 500 South Main Street (Fourth Floor), Las Cruces, New Mexico on January 30, 1998, at 1:45 PM, local time (the "Bancorp Meeting"), for the following purposes, all of which are more fully described in the accompanying Prospectus / Proxy
Statement:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of October 18, 1997 (the "Merger Agreement"), by and between First Security Corporation ("FSC"), Bancorp, First National Bank of Dona Ana County ("FNBDA") and First Security Sub ("FSB") and the transactions contemplated thereby; and

     2. To transact such other business as may properly come before the Bancorp Meeting or any adjournments or postponements thereof.

     The Merger Agreement is set forth in Appendix A of the accompanying Prospectus / Proxy Statement.

     Bancorp's Board of Directors has fixed the close of business on December 19, 1997 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Bancorp Meeting and any adjournments or postponements thereof. Only shareholders of record at the close of business on such date are entitled to notice of and to vote at the Bancorp Meeting.

     Bancorp Common Stock is the only security of Bancorp whose holders are entitled to vote upon the proposals to be presented at the Shareholders' Meeting.

     Each Bancorp Shareholder, even though he or she now plans to attend the Shareholders' Meeting, is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any shareholder present at the Bancorp Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Bancorp Meeting.

                                     By Order of the Board of Directors,

                                     /s/ John A. Papen III
                                     -----------------------------------
                                              Secretary
December   , 1997

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE

BANCORP SHAREHOLDERS ARE ENTITLED TO DISSENT FROM THE MERGER AGREEMENT AND TO RECEIVE CASH FOR THEIR SHARES OF BANCORP COMMON STOCK RATHER THAN SHARES OF FSC COMMON STOCK. SHAREHOLDERS MAY DISSENT BY FOLLOWING THE PROCEDURES AND REQUIREMENTS SET OUT IN SECTIONS 53-15-4 ET. SEQ. OF THE NEW MEXICO STATUTE, A COPY OF WHICH IS ATTACHED AS APPENDIX E.

                               December    , 1997

Dear Shareholder:

     You are cordially invited to attend a meeting ("Bancorp Meeting") of the Shareholders of Rio Grande Bancshares, Inc. ("Bancorp") to be held at Bancorp's offices at 500 South Main Street (Fourth Floor), Las Cruces, New Mexico on January 30, 1998, at 1:45 PM, local time. At the Bancorp Meeting, you will be asked to vote on an Agreement and Plan of Merger dated as of October 18, 1997, as amended ("Merger Agreement"), pursuant to which Bancorp will be acquired by First Security Corporation ("FSC") by means of a merger ("Bancorp Merger") of Bancorp with and into FSC. In connection with the Merger, Bancorp's subsidiary, First National Bank of Dona Ana County ("FNBDA"), will be merged with a special purpose First Security subsidiary, and will thereby become a wholly owned subsidiary of FSC.

     The Merger Agreement provides for the conversion and exchange of each and every outstanding share of Bancorp Common Stock into 25,2873 shares of
FSC common stock.  On December   , 1997, the average of the closing bid and
asked prices of FSC common stock, as reported on the NASDAQ / NMS, was $     .

     In addition to describing the terms and conditions of the Merger Agreement, the enclosed Prospectus / Proxy Statement sets forth information, including financial data, about Bancorp and FSC. The complete text of the Merger Agreement appears as Appendix A to the Prospectus / Proxy Statement. Bancorp's financial advisor has also given an opinion that the Merger is fair to the shareholders of Bancorp from a financial point of view, and this opinion is attached as Appendix D. Please carefully review all of these materials and consider the information contained in them. APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF BANCORP COMMON STOCK. DIRECTORS AND CERTAIN OTHER BANCORP SHAREHOLDERS OWNING AN AGGREGATE OF APPROXIMATELY 59% OF THE OUTSTANDING SHARES OF BANCORP COMMON STOCK HAVE AGREED TO VOTE THEIR SHARES IN FAVOR OF THE BANCORP MERGER, THUS ASSURING THAT THE BANCORP MERGER WILL GET THE NEEDED APPROVAL OF BANCORP SHAREHOLDERS.

     YOUR BOARD OF DIRECTORS BELIEVES THE BANCORP MERGER IS IN THE BEST INTERESTS OF ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT BANCORP SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

     Regardless of the size of your holdings, it is important that your shares be voted at the Bancorp Meeting. Whether or not you plan to attend the Shareholders' Meeting, please complete, sign, date, and mail, as soon as possible, the enclosed proxy in the postage-paid envelope provided. We appreciate the continued support of our shareholders and look forward to seeing you at the Shareholders' Meeting.

                                     Sincerely,


                                     /s/ Michele Papen-Daniel, Ph.D.
                                     -------------------------------
                                     President

                            RIO GRANDE BANCSHARES, INC.

                                    P R O X Y
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Case Kowall with full power of substitution, to vote as designated below, all shares of Rio Grande Bancshares, Inc. ("Bancorp") Common Stock owned of record by the undersigned at the Meeting of Shareholders of Rio Grande Bancshares, Inc. to be held on January 30, 1998 at 1:45 P.M. (local time) at Bancorp's offices at 500 South Main Street (Fourth Floor), Las Cruces, New Mexico or at any adjournment thereof, on the proposal to approve the Merger Agreement, and on all other matters that may properly come before the Shareholders' Meeting. (Each Shareholder of Record should have received a Prospectus / Proxy Statement with this Proxy Designation and Instruction describing the proposed Merger.)

     IN THE ABSENCE OF DIRECTIONS TO THE CONTRARY, THE DESIGNATED PROXIES WILL VOTE FOR THE MERGER AGREEMENT.

1. APPROVAL OF MERGER AGREEMENT

     ON THE PROPOSAL TO APPROVE THE MERGER AGREEMENT PURSUANT TO WHICH BANCORP WILL MERGE WITH AND INTO FSC.

           FOR / /                AGAINST / /                  ABSTAIN / /


     (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER AGREEMENT)

     DATE OF THIS PROXY

     _________________________________, 1998
     (When signing as a Trustee, Executor, Corporate Officer, or General Partner, please give FULL TITLE on the "joint tenant" line.)

     THIS PROXY MAY BE REVOKED BY A MORE RECENTLY DATED PROXY, OR BY WRITTEN NOTICE TO THE SECRETARY OF BANCORP PRIOR TO THE BANCORP
MEETING, OR BY APPEARING AT THE BANCORP MEETING AND VOTING IN PERSON.

                                        Signature
                                                 ------------------------------

                                        No. of shares
                                                     --------------------------
                                        Signature of
                                        Joint Tenant
                                         (if any)------------------------------

Name and Address of Shareholder

                     FIRST NATIONAL BANK OF DONA ANA COUNTY
                         NOTICE OF SHAREHOLDERS' MEETING
                         TO BE HELD ON JANUARY 30, 1998

     NOTICE IS HEREBY GIVEN that a Meeting of Shareholders of First National Bank of Dona Ana County ("FNBDA") will be held at the Bank's offices located at 500 South Main Street (Fourth Floor), Las Cruces, New Mexico on January 30, 1998, at 2:00 PM, local time (the "FNBDA Meeting"), for the following purposes, all of which are more fully described in the accompanying Prospectus / Proxy
Statement:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of October 18, 1997 (the "Merger Agreement"), by and between First Security Corporation ("FSC"), First National Bank of Dona Ana
               County ("FNBDA") and First Security Sub ("FSB") and the transactions contemplated thereby; and

     2. To transact such other business as may properly come before the FNBDA Meeting or any adjournments or postponements thereof.

     The Merger Agreement is set forth in Appendix A of the accompanying Prospectus / Proxy Statement.

     FNBDA's Board of Directors has fixed the close of business on December 19, 1997 as the Record Date for the determination of shareholders entitled to notice of and to vote at the FNBDA Meeting and any adjournments or postponements thereof. Only shareholders of record at the close of business on such date are entitled to notice of and to vote at the FNBDA Meeting.

     FNBDA Common Stock is the only security of FNBDA whose holders are entitled to vote upon the proposals to be presented at the Shareholders' Meeting.

     Each FNBDA Shareholder, even though he or she now plans to attend the Shareholders' Meeting, is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any shareholder present at the FNBDA Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the FNBDA Meeting.

                                     By Order of the Board of Directors,

                                     /s/
                                     ------------------------------------------
                                              Secretary
December   , 1997

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE

FNBDA SHAREHOLDERS ARE ENTITLED TO DISSENT FROM THE MERGER AGREEMENT AND TO RECEIVE CASH FOR THEIR SHARES OF FNBDA COMMON STOCK RATHER THAN SHARES OF FSC COMMON STOCK. SHAREHOLDERS MAY DISSENT BY FOLLOWING THE PROCEDURES AND REQUIREMENTS SET OUT IN THE NATIONAL BANK ACT, A COPY OF WHICH IS ATTACHED AS APPENDIX E.

                               December    , 1997

Dear Shareholder:

     You are cordially invited to attend a meeting ("FNBDA Meeting") of the Shareholders of Rio Grande Bancshares, Inc. ("FNBDA") to be held at FNBDA's offices at 500 South Main Street (Fourth Floor), Las Cruces, New Mexico on January 30, 1998, at 2:00 PM, local time. At the FNBDA Meeting, you will be asked to vote on an Agreement and Plan of Merger dated as of October 18, 1997, as amended ("Merger Agreement"), pursuant to which FNBDA will be acquired by First Security Corporation ("FSC") by means of a merger ("FNBDA Merger") of FNBDA with a special purpose subsidiary of First Security Corporation (FSC). As a result FNBDA will become a wholly owned subsidiary of FSC.

     The Merger Agreement provides for the conversion and exchange of each and every outstanding share of FNBDA Common Stock into 17,5125 shares of FSC
common stock. On December   , 1997, the average of the closing bid and asked
prices of FSC common stock, as reported on the NASDAQ / NMS, was $      .

     In addition to describing the terms and conditions of the Merger Agreement, the enclosed Prospectus / Proxy Statement sets forth information, including financial data, about FNBDA and FSC. The complete text of the Merger Agreement appears as Appendix A to the Prospectus / Proxy Statement. FNBDA's financial advisor has also given an opinion that the Merger is fair to the shareholders of FNBDA from a financial point of view, and this opinion is attached as Appendix D. Please carefully review all of these materials and consider the information contained in them. APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO THIRDS (2/3) OF THE OUTSTANDING SHARES OF FNBDA COMMON STOCK. RIO GRANDE BANCSHARES, INC.OWNS APPROXIMATELY 96% OF THE OUTSTANDING SHARES OF FNBDA COMMON STOCK AND WILL VOTE ITS SHARES IN FAVOR OF THE FNBDA MERGER, THUS ASSURING THAT THE FNBDA MERGER WILL GET THE NEEDED APPROVAL OF FNBDA SHAREHOLDERS.

     YOUR BOARD OF DIRECTORS BELIEVES THE FNBDA MERGER IS IN THE BEST INTERESTS OF ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT FNBDA SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

     Regardless of the size of your holdings, it is important that your shares be voted at the FNBDA Meeting. Whether or not you plan to attend the Shareholders' Meeting, please complete, sign, date, and mail, as soon as possible, the enclosed proxy in the postage-paid envelope provided. We appreciate the continued support of our shareholders and look forward to seeing you at the Shareholders' Meeting.

                                     Sincerely,


                                     /s/
                                     ------------------------------------------
                                     President

                     FIRST NATIONAL BANK OF DONA ANA COUNTY

                                    P R O X Y
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Case Kowall, with full power of substitution, to vote as designated below, all shares of First National Bank of Dona Ana County ("FNBDA") Common Stock owned of record by the undersigned at the Meeting of Shareholders of First National Bank of Dona Ana County to be held on January 30, 1998 at 2:00 P.M. (local time) at FNBDA's offices at 500 South Main Street (Fourth Floor), Las Cruces, New Mexico or at any adjournment thereof, on the proposal to approve the Merger Agreement, and on all other matters that may properly come before the Shareholders' Meeting. (Each Shareholder of Record should have received a Prospectus / Proxy Statement with this Proxy Designation and Instruction describing the proposed Merger.)

     IN THE ABSENCE OF DIRECTIONS TO THE CONTRARY, THE DESIGNATED PROXIES WILL VOTE FOR THE MERGER AGREEMENT.

1. APPROVAL OF MERGER AGREEMENT

     ON THE PROPOSAL TO APPROVE THE MERGER AGREEMENT PURSUANT TO WHICH FNBDA WILL BECOME A WHOLLY-OWNED SUBSIDIARY OF FIRST SECURITY CORPORATION.

           FOR / /                AGAINST / /                  ABSTAIN / /

     (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER AGREEMENT)

     DATE OF THIS PROXY

     _________________________________, 1998
     (When signing as a Trustee, Executor, Corporate Officer, or General Partner, please give FULL TITLE on the "joint tenant" line.)

     THIS PROXY MAY BE REVOKED BY A MORE RECENTLY DATED PROXY, OR BY WRITTEN NOTICE TO THE SECRETARY OF FNBDA PRIOR TO THE FNBDA MEETING, OR BY APPEARING AT THE FNBDA MEETING AND VOTING IN PERSON.

                                        Signature
                                                  ---------------------------

                                        No. of shares
                                                      -----------------------
                                        Signature of
                                        Joint Tenant
                                         (if any)
                                                 -----------------------------
Name and Address of Shareholder